CODE OF REGULATIONS
                                        OF
                                  WCI STEEL, INC.
                  (formerly WARREN CONSOLIDATED INDUSTRIES, INC.)
                             as amended - March 11, 1996


                                     ARTICLE I

                    Section 1. Annual Meeting. The annual meeting of the shareholders of this Company, for the purpose of fixing or changing the number of directors of the Company, electing directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the board of directors. If the annual meeting is not held or if directors are not elected at the meeting, the directors may be elected at any special meeting called and held for that purpose.
                    Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the president or a vice-president or a majority of the board of directors acting with or without a meeting, or the holder or holders of one-fourth of all the shares outstanding and entitled to vote thereat.

                    Section 3. Place of Meetings. Meetings of shareholders shall be held at the office of the Company unless the board of directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

                    Section 4. Notices of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, it shall be directed to a shareholder at his or her address as the same appears on the records of the Company.
                    Section 5. Organization. At each meeting of the shareholders, the president or, in his absence, the vice-president, or, in the absence of the president and the vice-president, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, if the secretary of the Company not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.
                    Section 6. Order of Business and Procedure. The order of business at all meetings of the shareholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote of the shareholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all shareholders, but it shall not be necessary to follow any manual of parliamentary procedure.

                                      ARTICLE II

                                  Board of Directors

                    Section 1. General Powers of Board. The powers of the Company shall be exercised, its business and affairs conducted, and its property controlled by the board of directors, except as otherwise provided by the law of Ohio or in the articles of incorporation.
                    Section 2. Number and Election of Directors. The Board of Directors shall consist of such number of directors, not less than five nor more than seven, as shall be fixed from time to time by the Board of Directors. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes cast by the holders of each class of stock shall be the directors elected by such class of stock.

                    Section 3. Term of Office. Unless he shall earlier resign, be removed, die, or be adjudged mentally incompetent, each director shall hold office until the sine die adjournment of the annual meeting of shareholders for the election of directors next succeeding his election, or the taking by the shareholders of an action in writing in lieu of such meeting, or, if for any reason the election of directors shall not be held at such annual meeting or any adjournment thereof, until the sine die adjournment of the special meeting of the shareholders for the election of directors held thereafter as provided for in Section 1 of Article I of this code, or the taking by the shareholders of an action in writing in lieu of such meeting, and until his successor is elected and qualified.
                    Section 4. Resignations. Any director of the Company may resign at any time by giving written notice to the president or the secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
                    Section 5. Vacancies. Vacancies in the Board of Directors shall be filled by the affirmative vote of the holders of a majority of the shares which elected the directors to be replaced, and each director elected shall serve until the next annual election of directors and the election of his successor.

                    In addition, vacancies (including any vacancy resulting from an increase in the number of directors) may be filled by the remaining directors even though less than a majority of the whole authorized number of directors, to serve for the unexpired term.
                    Section 6. Meetings of the Board. A meeting of the board of directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given.
                         Section 6.1 The board of directors may, by bylaws or resolutions, provide for other meetings of the board.

                         Section 6.2 Special meetings of the board of directors may be held at any time upon call of the president, a vice-president, the secretary, or any two members of the board.

                         Section 6.3 Notice of any special meeting of the board of directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio, or wireless, or be given personally or by telephone not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the board need not be given to any director if waived by him in writing or by telegraph, cable, radio or wireless, whether before or after such meeting be held, or if he shall be present at such meeting.

                         Section 6.4 All meetings of the board shall be held at the principal office of the Company or at such other place, within or without the State of Ohio, as the board may determine from time to time and as may be specified in the notice thereof.
                    Section 7.     Action by Board.

                         Section 7.1    A majority of the number of
          directors in office constitutes a quorum of the board for the transaction of business.
                         Section 7.2    The act of a majority of the
          directors present at any meeting at which a quorum is present, shall be the act of the board of directors.
                         Section 7.3 Any action which may be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing or writings, setting forth the action so taken, shall be signed by all of the directors, and filed with or entered upon the records of the corporation.


                                     ARTICLE III

                                       Officers

                    Section 1. General Provisions. The officers of the Company shall be a president, such number of vice-presidents as the board may from time to time determine, a secretary, a treasurer and such other officers as the directors may elect.
          Any person may hold any two or more offices and perform the duties thereof, except as otherwise provided by the law of Ohio. If one person is chosen to hold the offices of secretary and treasurer, he shall be known as secretary-treasurer of the Company. All the duties and obligations assigned to, and all the references made to, both the secretary and the treasurer in these regulations shall apply to the secretary-treasurer if one person be elected to both of these offices.

                    Section 2. Election, Terms of Office, and Qualification. The officers of the Company named in Section 1 of this Article III shall be elected by and hold office during the pleasure of the board of directors. At any time after one year following the reelection of a full slate of such officers, an election of officers shall be held within thirty days after delivery to the president, the vice-president, or the secretary of a written request for such election by any director. The notice of the meeting held in response to such request shall specify that an election of officers is one of the purposes thereof. The qualifications of all officers shall be such as the board of directors may see fit to impose.
                    Section 3. Additional Officers, Agents, etc. In addition to the officers mentioned in Section 1 of this Article III, the Company may have a chairman of the board and such other officers, committees, agents, and factors as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in this Code of Regulations, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, agents or factors. In the absence of any officer of the corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

                    Section 4. Removal. Any officer of the Company may be removed, either with or without cause, at any time, by resolution adopted by the board of directors at any meeting of the board, the notices (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the board of directors but by an officer or committee to which the board shall have delegated the power of appointment may be removed, whether with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.
                    Section 5. Resignations. Any officer may resign at any time by giving written notice to the board of directors, or to the president, or to the secretary of the Company. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in this Code of Regulations for regular appointments or elections to such office.

                                      ARTICLE IV

                                Duties of the Officers

                    Section 1. The President. The president shall have power and authority to manage and have general supervision over the business of the Company and over its several officers, subject, however, to the control of the board of directors. The president, if present, shall preside at all meetings of shareholders, shall see that all orders and resolutions of the board of directors are carried into effect, and shall from time to time report to the board of directors all matters within his knowledge which the interests of the Company may require to be brought to the notice of the board. He may sign with the secretary, the treasurer or any other proper officer of the Company thereunto authorized by the board of directors, certificates for shares in the Company. He may sign, execute and deliver in the name of the Company all deeds, mortgages, bonds, contracts, or other instruments when specially authorized by the board of directors; and he may cause the seal of the Company, if any, to be affixed to any instrument requiring the same; and, in general, perform all duties incident to his respective office and such other duties as from time to time may be assigned to him by the board of directors.

                    Section 2. Vice-Presidents. The vice-presidents shall perform such duties as are conferred upon them by this Code of Regulations or as may from time to time be assigned to them by the board of directors or the president. The authority of vice-presidents to sign in the name of the Company all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the president.

                    Section 3. The Treasurer. If required by the board of directors, the treasurer shall give bond for the faithful discharge of his duties in such sum and with such sureties as the board of directors shall determine. He shall:
                         Section 3.1 Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, and all other indicia of title in the Company and valuable effects of the Company; receive and give receipts for monies due and payable to the Company from any sources whatsoever; deposit all such monies in the name of the Company in such banks, trust companies, or other depositories as shall be selected by or pursuant to the directions of the board of directors; cause such funds to be discharged by checks or drafts on the authorized depositories of the Company, signed as the board of directors may require; and monitor the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies to be disbursed;
                         Section 3.2 Have the right to require from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company from the officers or agents transacting the same;
                         Section 3.3 Keep or cause to be kept at the principal office or such other office or offices of the Company as the board of directors shall from time to time designate correct records of the business and transactions of the Company and exhibit such records to any of the directors of the Company upon application at such office;
                         Section 3.4    Have charge of the audit and
          statistical departments of the Company;

                         Section 3.5 Render to the president or the board of directors whenever they shall require him so to do an account of the financial condition of the Company and of all his transactions as treasurer and as soon as practicable after the close of each fiscal year, make and submit to the board of directors a like report for such fiscal year; and

                         Section 3.6 Exhibit at all reasonable times his cash, books and other records to any of the directors of the Company upon application.
                    Section 4.     The Secretary.  The secretary shall:
                         Section 4.1 Keep the minutes of all meetings of the shareholders and of the board of directors in one or more books provided for that purpose;
                         Section 4.2 See that all notices are duly given in accordance with the provisions of this Code of Regulations or as required by law;
                         Section 4.3    Be custodian of the corporate
          records and, if one is provided, of the seal of the Company, and see that such seal is affixed to all certificates for shares prior to the issue thereof and to all other documents to which the seal is required to be affixed and the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of this code;
                         Section 4.4 Have charge, directly or through such transfer agent or transfer agents and registrar or registrars as the board of directors shall appoint, of the issue, transfer and registration of certificates for shares in the Company and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the Company issued and outstanding, the manner in which and time when such stock was paid for, the names and addresses of the holders of record thereof, the number and classes of shares held by each, and the time when each became such holder of record;
                         Section 4.5 Exhibit at all reasonable times to any directors, upon application, the aforesaid records of the issue, transfer, and registration of such certificates;
                         Section 4.6 Sign (or see that the treasurer or other proper officer of the Company thereunto authorized by the board of directors shall sign), with the president certificates for shares in the Company;

                         Section 4.7    See that the books, reports,
          statements, certificates, and all other documents and records required by law are properly kept and filed; and
                         Section 4.8 In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or the board of directors.

                    In the event the board of directors shall elect an assistant secretary, he shall perform such duties as are conferred upon him by the officers of the Company, or the board of directors, and in the absence or the inability of the secretary to act, shall perform all the duties of the secretary and when so acting shall have all the powers of the secretary.

                                      ARTICLE V

                      Indemnification of Directors and Officers

                    The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Ohio as they may exist from time to time. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time, this paragraph shall, for the purposes hereof, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company. The foregoing provisions of this paragraph shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this paragraph is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.


                                      ARTICLE VI

                                         Seal

                    The board of directors may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company, and the words "Seal" and "Ohio".


                                     ARTICLE VII

                               Amendment of Regulations

                    This Code of Regulations may be amended or added to, or repealed and superseded by a new Code of Regulations, at any annual or special meeting of shareholders in the notice (or waivers of notice) of which the intention to consider such amendment, addi- tion, or repeal is stated, by the affirmative vote of the holders of record of two-thirds of the shares entitled to vote thereon.


                                     ARTICLE VIII

                              Shares and Their Transfer

                    Section 1. Certificate for Shares. Every owner of one or more shares in the Company shall be entitled to a certificate, which shall be in such form as the board of directors shall prescribe, certifying the number and class of paid-up shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the president or any vice-president and by the secretary, or any other proper officer of the Company thereunto authorized by the board of directors, or the treasurer, and the seal of the Company, if any, may be affixed thereto. A record shall be kept of the name of the person, firm, or corporation owning the snares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in Section 2 of this Article.

                    Section 2.     Lost, Destroyed and Mutilated
          Certificates. If any certificates for shares in this Company become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the Company shall immediately notify the Company if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the board of directors may, in its discretion, require the owner oz the certificate which has been lost, destroyed, mutilated beyond recognition, or his legal representative, to give the Company a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Company against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The board of directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Ohio in such case made and provided.
                    Section 3. Transfers of Shares. Transfers of shares in the Company shall be made only on the books of the Company by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the Company shall, to the full extent permitted.by law, be deemed the owner thereof for all purposes as regards the Company.

                    Section 4. Time. In counting days when computing time limits in this Code of Regulations, each shareholder and the Company shall always start the day immediately succeeding the day on which occurred the action from which the time is to be computed. Any action otherwise meeting the requirements of this Code of Regulations will be sufficient if completed before midnight of the last day of the time period allowed.
                    Section 5. Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with this Code of Regulations, concerning the issue, transfer, and registration of certificates for shares in the Company. It may appoint one or more transfer agents or one or more registrars or both, and may require all certificates for shares to bear the signature of either or both.

                                      ARTICLE IX

                                Restriction of Duties

                    Section 1. Opportunities. No officer, director, or shareholder shall, except as set forth in a contract in writing signed by him with the Company, have any duty, either at law or in equity, to offer or communicate to the Company any opportunity to engage in any business or other transaction, venture, activity, association, or enterprise.
                    Section 2. Competition. Except as set forth in a contract with the Company, each officer, director, and shareholder shall have the right to compete with the Company in any business activity, market, geographic area, or otherwise.

                                      ARTICLE X

                                    Miscellaneous

                    Section XI Section and Other Headings. The section and other headings contained in this Code of Regulations are for reference purposes only and shall not be deemed to be a part of this Code of Regulations or to affect the meaning or interpretation of this Code of Regulations.

                    Section 1. Gender. When used in this Code of Regulations the gender of each personal pronoun shall also be construed to mean and include each other gender.